                              Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-54359

        SUPPLEMENT NO. 65 TO PROSPECTUS DATED JULY 7, 1994
                 (AS SUPPLEMENTED JULY 14, 1994)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 2

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to less than 1 year ................... Float%

INITIAL FIXING DATE:          10/16/95

INITIAL PAYMENT DATE:         11/17/95

MATURITY DATE:           10/17/96

DAYCOUNT:                ACTUAL/360

INDEX:                   LIBOR + 0.03%

SOURCE:                  TELERATE PAGE 3750

RESET FREQUENCY:              MONTHLY

PAYMENT FREQUENCY:       MONTHLY

PAYMENT:                 NOV. 17, 1995, DEC. 18, 1995, JAN. 17, 1996,
                         FEB. 20, 1996, MARCH 18, 1996, APRIL 17, 1996,
                         MAY 20, 1996, JUNE 17, 1996, JULY 17, 1996,
                         AUGUST 19, 1996, SEPT. 17, 1996, AND MATURITY

INTEREST DETERMINATION:       MONTHLY RESET, PAID
                         MONTHLY - SOURCE: TELERATE p. 3750. 2 LONDON
                         BUSINESS DAYS PRIOR TO EACH RESET DATE

REDEMPTION:                   NON-CALL LIFE

DATE OF SALE:            10/18/95